EXHIBIT 99(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, Paul J. Liska, Executive Vice President and Chief Financial Officer of Sears, Roebuck and Co. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 30, 2002 (the "Report").

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
    of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 1st day of August, 2002.

/s/ Paul J. Liska______________
Paul J. Liska

Executive Vice President
and Chief Financial Officer